UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2008

IGNIS PETROLEUM GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-50929 (Commission File Number)	16-1728419 (IRS Employer Identification No.)

One Legacy Town Center 7160 Dallas Parkway, Suite 380 Plano, Texas (Address of Principal Executive Offices)	75024 (Zip Code)

(972) 526-5250

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On July 18, 2008, Ignis Petroleum Group, Inc. (the “Company”) and YA Global Investments, L.P. (f/k/a Cornell Capital Partners L.P. and referred to herein as “Ya Global”) executed a forbearance agreement under which, YA Global agreed, subject to specified limitations and conditions, to forbear from exercising its rights and remedies arising from the Company’s failure to register with the Securities and Exchange Commission shares of its common stock underlying its secured convertible debentures, for the period commencing on July 17, 2008 and ending on January 5, 2009 (the “Forbearance Period”). Under the Forbearance Agreement, the Company agreed to make payments of $55,000 per month of the Forbearance Period to YA Global beginning with the month of August.

Furthermore, pursuant to the terms and conditions of the Forbearance Agreement, contemporaneously with the execution and delivery of the Forbearance Agreement, the Company amended each of the following secured convertible debentures issued by the Company (the “Debentures”) by executing amendments having the effect that the Fixed Conversion Price (as defined in the Debentures) under each Debenture shall be $0.03: Secured Convertible Debenture issued to YA Global on January 5, 2006, in the original principal amount of $2,500,000, No. CCP-1, Secured Convertible Debenture issued to YA Global on February 9, 2006, in the original principal amount of $1,500,000, No. CCP-2, and Secured Convertible Debenture issued to YA Global on April 28, 2006, in the original principal amount of $1,000,000, No. CCP-3

A copy of the Forbearance Agreement, including the amendments to the Debentures, is included as Exhibit 4.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
4.1	Forbearance Agreement between the Company and YA Global, dated July 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNIS PETROLEUM GROUP, INC.,
a Nevada corporation

Dated: July 23, 2008	By: /s/ Geoff Evett

Geoff Evett

President and Chief Executive Officer